Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in Registration Statement No. 333-106621 on Form S-8 of the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan of our report dated June 25, 2009, appearing in this Annual Report on Form 11-K of the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan for the year ended December 31, 2008.
/s/ MAULDIN & JENKINS, LLC
Birmingham, Alabama
June 26, 2009